UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008
ACCENTURE LTD
(Exact name of Registrant as specified in its charter)

Bermuda	001-16565	98-0341111
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
Canon’s Court
22 Victoria Street
Hamilton HM12, Bermuda
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 296-8262
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(d) Appointment of New Directors
     On December 15, 2008, the Board of Directors of Accenture Ltd (the “Company”) appointed Charles Giancarlo as a new director, upon the recommendation of its Nominating & Governance Committee. Mr. Giancarlo will serve until the Company’s annual general meeting of shareholders on February 12, 2009, when he will be subject to re-appointment by a vote of the Company’s shareholders. Mr. Giancarlo is a managing director at Silver Lake, a private investment firm that focuses on the technology, technology-enabled and related growth industries, and also serves as interim president and CEO of Avaya, Inc., a telecommunications company co-owned by Silver Lake.
     Mr. Giancarlo will join the board as a Class I director, and has been appointed to serve on the board’s Finance and Nominating & Governance committees. He will receive standard compensation for his service on the board and its various committees, as more fully described in the Company’s proxy statement related to its 2008 annual general meeting of shareholders filed on December 28, 2007.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
     99.1 Press Release of Accenture Ltd, dated December 16, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 16, 2008	ACCENTURE LTD

	By:	/s/ Douglas G. Scrivner
	Name:	Douglas G. Scrivner
	Title:	General Counsel and Secretary